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                                                                     EXHIBIT 5.1



                           WEIL, GOTSHAL & MANGES LLP
                           201 Redwood Shores Parkway
                            Redwood Shores, CA 94065
                                 (650) 802-3000
                               FAX: (650) 802-3100



                                December 12, 2006

Altra Holdings, Inc.
14 Hayward Street
Quincy, Massachusetts  02171



Ladies and Gentlemen:

                  We have acted as counsel to Altra Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1, related to File No. 333-137660 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 11,500,000 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company (such shares together with any additional shares of Common Stock that may be sold pursuant to Rule 462(b) under the Act, the "Shares"). The Shares are to be sold by the Company and certain selling stockholders listed in the Registration Statement (the "Selling Stockholders") pursuant to a Purchase Agreement among the Company, the Selling Stockholders and the Underwriters named therein (the "Purchase Agreement"), a form of which has been filed as Exhibit 1.1 to the Registration Statement.

                  In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of Second Amended and Restated Certificate of Incorporation of the Company to be filed prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.2 to the Registration Statement; (ii) the form of the Amended and Restated Bylaws of the Company to be effective prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.3 to the Registration Statement; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the form of the Purchase Agreement; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.


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                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

                  The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act.


                                            Very truly yours,


                                            /s/ WEIL, GOTSHAL & MANGES LLP


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